Investor Update: Delta Marketing & Codeshare Agreement

Safe harbor This presentation may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2015. Some of these risks include competition, labor costs and relations, general economic conditions, increases in operating costs including fuel, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, changes in laws and regulations and risks inherent in the achievement of anticipated synergies and the timing thereof in connection with the acquisition of Virgin America. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse. 2

Alaska’s marketing & codeshare agreement with Delta is ending effective April 30th, 2017 3 Backdrop  Revenue and relevance of Delta marketing (“frequent flyer”) and codeshare relationship had been steadily declining since late 2013  Both parties agreed to accelerated termination of codeshare agreement following Alaska’s acquisition of Virgin America  Interline agreement remains in place  Impact to Alaska is estimated at $5-$10 million in 2017  Customer impact expected to be minimal, due to growth in Alaska’s own network and ability to codeshare with other partners Highlights

4 Total Codeshare Partners $320M (6%) International Interline* $50M (1%) Domestic Interline* $115M (2%) American $190 Delta $65 Others $65 Total Codeshare Partners $486M (9%) International Interline* $53M (1%) Domestic Interline* $113M (2%) American $225 Delta $190 Others $71 2014 9% of Revenue from Codeshare Partners 2016 6% of Revenue from Codeshare Partners As Alaska’s own network has grown, total revenue from domestic codeshare partners has decreased

5 At ~$65M of revenue, the Delta partnership has declined significantly since its peak in 2013 2013 2014 2015 2016 - 72% Revenue from Delta Interline & Codeshare (TTM) $65M $235M $190M $94M ~80% ($50M) of current revenue is from interline agreement (not from code sharing)

We believe that financial exposure from *codeshare* termination is between $5-$10M


~$65M Total
~$15M Codeshare
~$50M Interline
Current Revenue from Delta

Codeshare agreement ends:

- Customer demand in a market does not disappear when codeshare ends, but revenue may shift between carriers ("recapture")
- We believe we will be able to recapture between $5-$10M of current codeshare revenue, since all except for 8 destinations (<$500K revenue) are already served by either Alaska or its other codeshare partners

Interline agreement remains in place:

- Interline revenue comes from multi-airline itineraries constructed by online travel agencies that include Delta & Alaska

*Total Onboard Revenue; TTM ending Oct '16

6

7 In addition, the customer impact should be limited as the combined Alaska-Virgin network provides increased utility… As a larger airline, we offer customers:  ~1,200 daily flights to 118 destinations in the U.S., Canada, Mexico, Costa Rica, and soon Cuba  The most non-stop flights and destinations from the West Coast  The ability for customers of both airlines to immediately earn miles on both Virgin America and Alaska flights

8 …and our other international partners have already replaced the global utility Delta used to provide Our global partner network offers access to more than 900 destinations worldwide